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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Cambridge Heart, Inc.;

        We hereby consent to the use in this Registration Statement on Form S-2 of our report dated February 4, 2003 relating to the financial statements of Cambridge Heart, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                      /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 11, 2003

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INDEPENDENT AUDITORS' CONSENT